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                                                                     EXHIBIT 4.3

             SIXTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS SIXTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Sixth Amendment to Loan Agreement" or this "Sixth Amendment") is entered into on August 3, 1998 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical
Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

         This Sixth Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Sixth Amendment:

                 1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998, by a Fourth Amendment to Revolving Credit and Loan Agreement dated March 12, 1998, by a Fifth Amendment to Revolving Credit and Loan Agreement dated June 5, 1998, and by a letter agreement dated July 21, 1998 (as amended, and as may be further amended or restated from time to time, the " Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Sixth Amendment have the same meanings given to those terms in the Loan Documents.

                 2. USML has advised NBD that simultaneously with the execution of this Sixth Amendment it will enter into the following agreements with Laboratory Corporation of America Holdings, a Delaware corporation ("Labcorp"): (1) Co-Marketing Agreement, Purchase Agreement, Universal Standard Healthcare, Inc. Stock Purchase Agreement, and a Security Agreement (to which Delaware Managed Care is
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         also a party) [for convenience, the foregoing agreements, together with all other documents, instruments, and agreements enter into in connection with these agreements are referred to collectively as the "Labcorp Documents" and individually as a "Labcorp Document"]. Obligors represent and warrant that true, correct, and complete copies of all of the Labcorp Documents have been provided to NBD. Among other provisions, the Labcorp Documents provide that Labcorp will purchase USML's laboratory customer list and certain equipment located at the so-called "off site patient servicing centers" for $9,000,000, Labcorp will purchase $4,250,000 of common stock of USML, and that Labcorp will lease certain premises and certain machinery and equipment until December 31, 1998 for a lease payment of $1,850,000. In addition, under the Co-Marketing Agreement, USML may be required to pay the termination fee described in paragraph 10 of that agreement (the "Co-Marketing Termination Fee"). The transactions described in the Labcorp Documents are referred to as the "Labcorp Transaction".

                 3. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this Sixth Amendment.


                                   AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

                 A. The Line of Credit contained in the Loan Agreement is terminated and no further Advances will be made thereunder. Simultaneously with the execution of this Sixth Amendment, except for the Remaining Obligations, all of each Obligor's Obligations to NBD must be paid in full including, without limitation, all obligations outstanding under the Line of Credit, all Obligations outstanding with respect to the Term Loan, and all interest, fees, and costs due NBD. "Remaining Obligations" means Standby Letters of Credit issued under
         Section 2.3 of the Loan Agreement, the Litigation Letter of Credit, and the Lease Transactions.

                 B. Section 6.1 of the Loan Agreement is amended in its entirety to read as follows:

                 "6.1     Financial Status.  Maintain at all times Consolidated
                 Tangible Capital Funds of not less than $12,500,000 minus the Laboratory Special Charge. "Laboratory Special Charge" means up to the first $5,000,000 of any special charge taken by Obligors due to the sale of USML's laboratory division, but excluding, without limitation, a charge or



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                 reduction to net worth in connection with the Co-Marketing
                 Termination Fee. "Consolidated Tangible Capital Funds" means the sum of Consolidated Tangible Net Worth plus that portion of Obligors' Consolidated Indebtedness (but excluding the Co- Marketing Termination Fee) that is subordinated to the Obligations in a written agreement on terms and conditions satisfactory to NBD in its sole discretion. A calculation of the Obligors' Consolidated Tangible Capital Funds is attached to the Sixth Amendment as Exhibit A."


                 C. Article VII of the Loan Agreement is amended to provide that in addition to the Events of Default listed therein, the occurrence of any of the following events or conditions constitute Events of Default under the Loan Documents for which there is no cure period:

                          (1) If any Obligor becomes obligated to pay all or any portion of the Co-Marketing Termination Fee and within 30 days of its due date does not provide to NBD evidence satisfactory to NBD in its sole discretion that the Obligors will be able to pay the Co-Marketing Termination Fee without causing an Event of Default under the Loan Agreement.

                          (2) If Labcorp or any Obligor breaches any term, condition, or provision of the Subordination Agreement (the "Labcorp Subordination Agreement") entered into between NBD and Labcorp on or about the same date as this Sixth Amendment.

                 D. All proceeds from the sale of the equipment related to USML's discontinued laboratory operations and all proceeds from the sale of any other Collateral must be immediately delivered to NBD in the form received and deposited into a cash collateral account (the "Cash Collateral Account") at NBD until such time as the amount in the Cash Collateral Account equals 105% of the sum of (a) the face amount of all letters of credit (including, without limitation, Standby Letters of Credit issued under Section 2.3 of the Loan Agreement and the Litigation Letter of Credit) issued by NBD for the account of any Obligor, plus (b) any outstanding loans or advances, plus (c) the maximum amount due under the Lease Transactions, plus (d) the amount of the other Obligations. For convenience, the sum of subparagraphs
         (a), (b), (c) and (d) is referred to collectively as the " Cash Collateral Amount". All funds in the Cash Collateral Account are additional collateral security for all of each Obligor's Obligations to NBD.

                 E. In addition to any other of NBD's rights and remedies provided in the Loan Documents, immediately upon the occurrence of an Event of Default the Obligors must deposit the Letter of Credit Amount into a cash collateral account (the " Letter of





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         Credit Cash Collateral Account") at NBD.  All funds in the Letter of
         Credit Cash Collateral Account are additional collateral security for all of each Obligor's Obligations to NBD. "Letter of Credit Amount" means an amount equal to 105% of the Cash Collateral Amount, less amounts in the Cash Collateral Account.

                 F. The warrant agreement (the "Old Warrant Agreement") constituting part of the Warrant Documents is amended and restated in its entirety by the warrant agreement attached to this Sixth Amendment as Exhibit B (the "New Warrant Agreement"), which New Warrant Agreement now constitutes a part of the Warrant Documents. Within five business days of NBD's receipt of the New Warrant Agreement, NBD must deliver the original Old Warrant Agreement to USML for cancellation.

                 G. NBD waives through August 14, 1998 the default under the Loan Documents due to the Obligors' failure to deliver to NBD the Managed Care Reports.

                 H. To the extent required under the Loan Documents, NBD consents to the Labcorp Transaction provided that NBD receives the payments required to be paid to NBD under this Sixth Amendment, which are $11,377,335.22 as of August 4, 1998. Notwithstanding the immediately preceding sentence, NBD's consent does not waive any rights or privileges that NBD has or may have under the Labcorp Subordination Agreement.

                 I. Prior to the date of this Sixth Amendment and while the Obligors were negotiating the Labcorp Transaction, NBD honored certain overdrafts. On and after the date of the Sixth Amendment, no further overdrafts will be allowed and NBD may return any checks or other items presented against any Obligor's account at NBD in which there are insufficient available and collected funds to cover such checks or items.

                 J. Within 60 days after the date of this Agreement, NBD and the Obligors agree to meet to discuss and attempt to agree on amending and setting financial covenants through the latest maturity date of any of the Loans. If for any reason NBD and the Obligors are unable to agree on the amended and reset financial covenants within the 60 day period referred to in the immediately preceding sentence, then such event constitutes an Event of Default under all of the Loan Documents for which there is no cure period.

                 K. The Labcorp documents may not be amended without NBD's prior written consent.

                 L. Obligors must give simultaneous notice to NBD at the address in the Loan Agreement of any notices, correspondence, or other communication regarding the





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         Co-Marketing Agreement (other than usual and customary business communications) or the Co-Marketing Termination Fee including, without limitation, any of the foregoing relating to facts and circumstances under which the Co-Marketing Termination Fee may become payable.

                 M. Obligors must pay the Collateral Monitoring Fee through the period ended September 30, 1998, but thereafter the Collateral Monitoring Fee is no longer payable.

                 N. From and after the date of this Sixth Amendment, references in the Loan Documents (i) to the "Loan Agreement" are to be treated as referring to the Loan Agreement as amended by this Sixth Amendment; (ii) to "obligations" and "Obligations" are to be treated as referring to all indebtedness and obligations referred to in this Sixth Amendment; and (iii) to "Loan Documents" includes, without limitation, the Warrant Documents.

                 O. Prior to or simultaneously with execution and delivery of this Sixth Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Sixth Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Sixth Amendment.

                 P. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Sixth Amendment and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

                 Q.       Obligors represent and warrant to NBD that:

                          (1)     (a)      The execution, delivery and
                 performance of this Sixth Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Sixth Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its





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                 articles of incorporation, articles of organization, or
                 bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                                  (b) No authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this Sixth Amendment and all agreements and documents delivered in connection with this Sixth Amendment.

                                  (c)      This Sixth Amendment and all
                 agreements and documents delivered by Obligors in connection with this Sixth Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                          (2) After giving effect to the amendments contained in this Sixth Amendment, except as set forth on Exhibit C, all of the representations and warranties contained in the Loan Documents (other than in Section 4.16 of the Loan Agreement) are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                          (3) Obligors's financial statements furnished to NBD, fairly present Obligors's financial condition as at such dates and the results of Obligors's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                          (4) After giving effect to this Sixth Amendment no Default or Event of Default has occurred and is continuing or will exist on the date of this Sixth Amendment under the Loan Agreement or any of the other Loan Documents.

                 R. The terms and provisions of this Sixth Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Sixth Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.





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                 S.       If there is an express conflict between the terms of
         this Sixth Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Sixth Amendment govern and control.

                 T. This Sixth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                 U. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 V. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Sixth Amendment other than those which are set forth in this Sixth Amendment.

                 W .      RELEASE.  AS OF THE DATE HEREOF EACH OBLIGOR
         REPRESENTS AND WARRANTS THAT IT IS UNAWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGOR INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS (TO THE EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO EMPLOYEES, AGENTS, AND EXECUTORS), SUCCESSORS AND ASSIGNS HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, AND THE BUSINESS RELATIONSHIP WITH NBD.

                 X. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH





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         HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS
         TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NBD BANK

By: /s/ Patrick P. Skiles
   ---------------------------------------------
         Patrick P. Skiles
         First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.

By: /s/ Alan S. Ker
   ---------------------------------------------
         Alan S. Ker
         Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.

By: /s/ Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.

By: /s/ Alan S. Ker
   ---------------------------------------------
         Alan S. Ker, Treasurer

[Signatures continued
 on the following page]





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[Signatures continued
 from preceding page]


UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: /s/ Alan S. Ker
   -------------------------------------
         Alan S. Ker, Treasurer


A/R CREDIT, INC.


By: /s/ Alan S. Ker
   -------------------------------------
         Alan S. Ker, Treasurer



T.P.A., INC.


By: /s/ Alan S. Ker
   -------------------------------------
         Alan S. Ker, Treasurer


Exhibit  A  Calculation of Consolidated Tangible Capital Funds
         B  Amended and Restated Warrant Agreement
         C  Disclosure re certain Representations and Warranties





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